COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN DREYFUS
INTERNATIONAL EQUITY ALLOCATION FUND INVESTOR SHARES AND
RESTRICTED SHARES AND THE MORGAN STANLEY CAPITAL INTERNATIONAL
EUROPE, AUSTRALASIA, FAR EAST (EAFE(R)) INDEX

EXHIBIT A:

                                                    MORGAN
                 DREYFUS          DREYFUS          STANLEY
              INTERNATIONAL    INTERNATIONAL       CAPITAL
                 EQUITY           EQUITY        INTERNATIONAL
               ALLOCATION       ALLOCATION         EUROPE,
                  FUND             FUND          AUSTRALASIA,
   PERIOD       (INVESTOR       (RESTRICTED        FAR EAST
                 SHARES)          SHARES)      (EAFE(R)) INDEX*

  9/15/94             10,000           10,000            10,000
  10/31/94            10,060           10,060            10,008
  10/31/95            10,128           10,142             9,971
  10/31/96            11,405           11,440            11,014
  10/31/97            11,562           11,628            11,524


* Source: Lipper Analytical Services, Inc.